Exhibit 10.11	EXECUTION COPY

SHAREHOLDERS’ AGREEMENT

THIS SHAREHOLDERS’ AGREEMENT (this “Agreement”), dated as of March 28, 2014, is made by and between Apollo Medical Holdings, Inc., a Delaware corporation (“Apollo”), Warren Hosseinion, M.D. and Adrian Vazquez, M.D. (collectively, the “Management Shareholders”), and NNA of Nevada, Inc., a Nevada corporation (the “Investor”)

BACKGROUND STATEMENT

The parties hereto desire to enter into this Agreement to provide to the Investor certain rights in consideration for the Investor’s investments in Apollo made pursuant to the Credit Agreement, dated as of March 28, 2014, between the Investor and Apollo and the Investment Agreement, dated as of March 28, 2014, between the Investor and Apollo (the “Investment Agreement”).

STATEMENT OF AGREEMENT

In consideration of the premises and of the mutual covenants and conditions herein contained, the parties agree for themselves, their heirs, successors and assigns, as follows:

1.            Definitions. In addition to the terms defined elsewhere in this Agreement, when used in this Agreement the following terms shall have the following meanings:

(a)          “Event of Default” has the meaning given to such term in each of the Credit Agreement and the Convertible Note.

(b)          “Issue” means all issue, whether natural, adopted, or in the process of adoption.

(c)          “Physician Shareholder Agreement” has the meaning given to such term in each of the Credit Agreement and the Convertible Note.

(d)          “Related Party” means a spouse, Issue, spouse of Issue, or ancestor, except that any spouse living separate and apart from the other spouse with the intention by either to cease their matrimonial cohabitation is not a Related Party; or a trust for the sole benefit of one or more Persons thus defined as a Related Party or a partnership or limited liability company owned entirely by a Shareholder and Related Parties of a Shareholder.

(e)          “Restricted Shares” means all shares of Capital Stock and Capital Stock Equivalents issued by Apollo that are now and hereafter outstanding and that are owned by any Management Shareholder and all shares distributed with respect to any Restricted Shares in a share split, share dividend or other recapitalization.

(f)          Other Defined Terms. Capitalized terms used herein and not defined shall have the meanings given thereto in the Investment Agreement. The singular shall include the plural and vice versa, and gender shall be interchangeable.

2.          Transfer to Related Party. Each Management Shareholder’s Restricted Shares may be transferred, during such Management Shareholder’s lifetime or by testamentary or intestate transfer, to any Related Party of such Management Shareholder. No further transfer of such shares shall be made by such transferee except back to the Management Shareholder who previously owned them or to another Related Party of such Management Shareholder, or except in accordance with the provisions of Section 3.

3.          Tag-Along. If a Management Shareholder (a “Selling Shareholder”) elects to sell his Restricted Shares to any Person (other than to Related Parties as expressly permitted by Section 2), the Selling Shareholder shall first provide written notice (a “Sales Notice”) to the Investor of the Selling Shareholder’s intent to sell such shares, which notice shall include the price per share and terms of payment. Investor may require some or all of its Conversion Shares, Purchase Shares, Warrant Shares and any other Common Stock owned by the Investor (collectively, the “Investor Shares”; and such shares as so required by the Investor to be sold pursuant to this Section, the “Tag Along Shares”) also be sold in such transaction on the same terms and conditions as the Selling Shareholder is to receive. The Investor shall exercise its rights to sell under this Section by giving written notice to the Selling Shareholder within fifteen (15) Business Days after receiving the Sales Notice from the Selling Shareholder. If the purchaser in such transaction is unwilling to increase the aggregate purchase price payable in such transaction to pay for the Tag Along Shares that the Investor requires to be sold, the original aggregate purchase price shall be allocated between the Selling Shareholder and the Investor pro rata based on the number of shares the Selling Shareholder elected to sell in his Sales Notice and the number of Tag Along Shares that the Investor requires to be sold. No Management Shareholder may accept any offer from a third party without giving prior notice to such third party of the provisions of this Section. For purposes hereof, the Investor shall be entitled to include as Investor Shares any amount of Conversion Shares and Warrant Shares that may be acquired upon the conversion of the Convertible Note and the exercise of the Warrants, regardless of whether the Investor has actually converted such Convertible Note or exercised such Warrants or notified the Company of its intention to do so at the time of the Sales Notice and regardless of whether the Investor has the right to exercise the Warrants at the time of the Sales Notice because the Third Anniversary Date has not yet then occurred, in which case, Apollo shall permit the Investor’s exercise of the Warrants in an amount sufficient to allow the Investor to exercise its rights pursuant to this Section 3 with respect to the Warrant Shares.

4.          Share Certificates. Every certificate representing Restricted Shares of Apollo shall bear the following legend prominently displayed:

“The shares represented by this certificate, and the transfer thereof, are subject to the provisions of that certain Shareholders’ Agreement, dated as of March 28, 2014, a copy of which is on file in, and may be examined at, the principal office of Apollo.”

Any shares of Capital Stock and Capital Stock Equivalents of Apollo subsequently acquired by a Management Shareholder shall also be subject to the requirements of Sections 3 and  4.

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5.          Transferees. Any purported or attempted transfer of Restricted Shares that does not comply with the provisions of this Agreement shall be null and void and the purported transferee shall not be deemed to be a shareholder of Apollo and shall not be entitled to receive a stock certificate or any dividends or other distributions on or with respect to such Restricted Shares. For the purposes of this Agreement, a purported transfer of Restricted Shares that causes such shares to be subject to Section 3 shall be deemed to comply with the provisions hereof only after the expiration of such option.

6.          Board Rights. For so long as the Requisite Holder Condition exists, the Investor shall have the right pursuant to the terms of the Investment Agreement to have a Purchaser Director appointed to the Company Board and to appoint such Purchaser Director to each committee thereof and to the board of directors (or equivalent governing body) of each Subsidiary of which more than 50% of the Capital Stock is owned by Apollo. Each Management Shareholder agrees to use commercially reasonable efforts to take any and all actions (including without limitation, any indirect actions, such as increasing the size of the Company Board to accommodate the addition of the Purchaser Director) to support and effect the appointment or election, and reappointment or reelection, of such Purchaser Director and the full exercise and realization of all rights to which Investor is entitled pursuant to the terms of Sections 6.1 and 6.2 of the Investment Agreement (collectively, the “Investor Governance Rights”). Without limiting the foregoing, if and to the extent that any such actions regarding the Purchaser Director or the Investor Governance Rights are submitted to a vote of Apollo stockholders (or written consent in lieu of meeting, as the case may be), each Management Shareholder agrees to vote (or consent) all of his shares of Capital Stock issued by Apollo in favor of any and all actions to support and effect (i) the election and reelection of the Purchaser Director (or any designated successor thereto) to the Company Board, any committee thereof and to each of the board of directors (or equivalent governing body) of each Subsidiary and (ii) the full exercise and realization of the Investor Governance Rights.

The obligations of the Management Shareholders set forth in this Section 6 shall survive for so long as any Requisite Holder Condition is satisfied notwithstanding the termination of the Investment Agreement.

7.          Physician Shareholder Agreements. Apollo agrees that upon the occurrence and continuation of an Event of Default under the Credit Agreement or the Convertible Note, the Investor may cause Apollo to exercise Apollo’s Acquisition Right (as such term or any similar term is defined in each Physician Shareholder Agreement) to designate a Permitted Transferee (as such term or any similar term is defined in each Physician Shareholder Agreement) to acquire the then existing shareholder’s equity in the physician practice that is party to a Physician Shareholder Agreement pursuant to the terms of such Physician Shareholder Agreement. The Investor may cause Apollo to exercise the Acquisition Right by delivering written notice to Apollo of such exercise, and upon exercise, Apollo shall be obligated within thirty (30) days to cause the then existing shareholder to assign and transfer his or her equity in the physician practice, or for the physician practice to issue new equity interests, as applicable, to a Permitted Transferee approved by the Investor pursuant to the terms of the applicable Physician Shareholder Agreement.

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8.          Amendments to Certificate of Incorporation. Each Management Shareholder agrees to cooperate with making effective, and to cause all shares of Capital Stock held by such Management Shareholder and such Management Shareholder’s Related Parties to vote in favor of, the amendments to the board-member-indemnification and securities-issuance provisions of Apollo’s certificate of incorporation required by Sections 6.1(b)(D) and 6.3(c) of the Investment Agreement.

9.          Entire Agreement. This Agreement, together with the other Transaction Documents, expresses the entire agreement between the parties hereto and supersedes any prior written or oral understandings or agreements, express or implied, and shall be binding upon and inure to the benefit of their respective heirs, legal representatives and permitted successors and assigns. These terms and conditions may not be modified, amended, supplemented or waived except by a writing signed by Apollo, the Management Shareholders and the Investor.

10.         Specific Performance. Each Management Shareholder and Apollo agrees that each and every provision of this Agreement is reasonably necessary for the protection of the rights and interests of the Investor and its successors or assigns and that monetary damages may not be an adequate remedy for a breach of this Agreement. Without limiting any other remedy available to the Investor, the Investor and its successors and assigns shall therefore be entitled to specific performance and injunctive relief to enforce the provisions of this Agreement.

11.         Severability. In the event that any provision of this Agreement shall be determined to be invalid or unenforceable by any court of competent jurisdiction, such determination shall not invalidate or render unenforceable any other provision hereof.

12.         Successors and Assigns. Neither Apollo nor any Management Shareholder may assign, delegate, or otherwise transfer (whether by operation of law, by contract, or otherwise) its rights and obligations under this Agreement or any portion hereof or thereof. Nothing in this Agreement shall prohibit Investor from assigning, delegating or transferring this Agreement to an Affiliate of Investor. Otherwise, Investor may not assign, delegate or otherwise transfer (whether by operation of law, by contract or otherwise) its rights and obligations under this Agreement or any portion hereof or thereof (i) at any time prior to the first anniversary of the Effective Date and, (ii) thereafter, to any Person whose principal business is providing integrated healthcare services or who otherwise is a competitor of Company as determined reasonably and in good faith by the Company Board. Any attempted assignment, delegation, or transfer in violation of this Section 12 shall be void and of no force or effect.

13.         Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations Law, but excluding all other choice of law and conflicts of law rules).

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14.         Consent to Jurisdiction; Waiver of Jury Trial. AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, EACH MANAGEMENT SHAREHOLDER, APOLLO AND THE INVESTOR HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF FEDERAL COURT SITTING IN THE SOUTHERN DISTRICT OF THE STATE OF NEW YORK AND THE COURTS OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN FOR ANY ACTION TO WHICH A MANAGEMENT SHAREHOLDER, APOLLO AND THE INVESTOR ARE PARTIES. TO THE EXTENT PERMITTED BY LAW, EACH MANAGEMENT SHAREHOLDER, APOLLO AND THE INVESTOR HEREBY WAIVES TRIAL BY JURY AND WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY ACTION INSTITUTED HEREUNDER, OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, OR ANY OTHER PROCEEDING TO WHICH ANY SUCH MANAGEMENT SHAREHOLDER, APOLLO AND THE INVESTOR IS A PARTY, INCLUDING ANY ACTIONS BASED UPON, ARISING OUT OF OR IN CONNECTION WITH ANY COURSE OF CONDUCT, COURSE OF DEALING OR STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTIONS OF A MANAGEMENT SHAREHOLDER OR THE INVESTOR. EACH MANAGEMENT SHAREHOLDER AND APOLLO ALSO CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

15.         Delivery of Offers, Notices. All demands, notices, approvals, consents, requests, and other communications hereunder shall be in writing and shall be deemed to have been given when the writing is delivered, if given or delivered by hand, overnight delivery service or facsimile transmitter (with confirmed receipt), or five (5) days after being mailed, if mailed, by first class, registered or certified mail, postage prepaid, to the address or telecopy number set forth below. If any time period for giving notice or taking action hereunder expires on a day that is not a Business Day, the time period shall automatically be extended to the Business Day immediately following such day. Such notices, demands, requests, consents and other communications shall be sent to the following Persons at the following addresses.

(i)           if to a Management Shareholder, at his address set forth on the signature pages hereto;

(ii)          if to Apollo, to:

Apollo Medical Holdings, Inc.

700 N. Brand Blvd., Suite 220

Glendale, California 91203

Attention: Chief Financial Officer

Telephone: (818) 396-8050

Fax: (818) 844-3888

(iii)         if to the Investor, to:

NNA of Nevada, Inc.

920 Winter Street

Waltham, Massachusetts 02451

Attention: Mark Fawcett/Christine Smith

Telephone: (781) 699-2668/(781) 699-9165

Fax: (781) 699-9756

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Any Management Shareholder, Apollo or the Investor may, by notice given hereunder, designate any further or different addresses or telecopy numbers to which subsequent demands, notices, approvals, consents, requests or other communications shall be sent or Persons to whose attention the same shall be directed.

16.         Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which, together shall constitute but one and the same instrument.

17.         Captions. The captions to the various sections and subsections of this Agreement have been inserted for convenience only and shall not limit or affect any of the terms hereof.

18.         Termination. This Agreement shall terminate without any further action upon Investor’s failure to satisfy the Requisite Holder Condition.

[signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date hereof.

MANAGEMENT SHAREHOLDERS:

By:	/s/ Warren Hosseinion
Warren Hosseinion, M.D.

Notice Address:

By:	/s/ Adrian Vazquez
Adrian Vazquez, M.D.

Notice Address:

Signature Page to Shareholders’ Agreement (1 of 3)

APOLLO:

APOLLO MEDICAL HOLDINGS, INC.

By:	/s/ Kyle Francis

Name:	Kyle Francis

Title:	CFO

Signature Page to Shareholders’ Agreement (2 of 3)

INVESTOR:

NNA OF NEVADA, INC.

By:	/s/ Mark Fawcett

Name:	Mark Fawcett

Title:	Vice President and Treasurer

Signature Page to Shareholders’ Agreement (3 of 3)